As filed with the Securities and Exchange Commission on September 14, 2023 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ZSCALER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	26-1173892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices, including zip code)

Fiscal Year 2018 Equity Incentive Plan Fiscal Year 2018 Employee Stock Purchase Plan
(Full title of the plan)

Jagtar Chaudhry President, Chief Executive Officer and Chairman Zscaler, Inc. 120 Holger Way San Jose, California 95134 (408) 533-0288
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Raj S. Judge, Esq. Mark B. Baudler, Esq. Lianna C. Whittleton, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Robert Schlossman, Esq. Chief Legal Officer Zscaler, Inc. 120 Holger Way San Jose, California 95134 (408) 533-0288

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of common stock of Zscaler, Inc. (the “Registrant”) under the Zscaler, Inc. Fiscal Year 2018 Equity Incentive Plan (the “2018 Plan”) and the Zscaler, Inc. Fiscal Year 2018 Employee Stock Purchase Plan (the “2018 ESPP”) for which a registration statement on Form S-8 (No. 333-223740) was filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2018 and related registration statements on Form S-8 (No. 333-227323, No. 333-233831, No. 333-248870, No. 333-259587 and No. 333-267439) were filed with the Commission on September 13, 2018, September 18, 2019, September 17, 2020, September 16, 2021, and September 15, 2022 respectively. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement. The number of shares of the Registrant’s common stock available for grant and issuance under the 2018 Plan is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 12,700,000 shares of common stock, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors (the “2018 Plan Evergreen Provision”). The number of shares of the Registrant’s common stock available for issuance under the 2018 ESPP is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 2,200,000 shares of common stock, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such amount as determined by the administrator of the 2018 ESPP (the “2018 ESPP Evergreen Provision,” and along with the 2018 Plan Evergreen Provision, the “Evergreen Provisions”). On August 1, 2023, the number of shares of the Registrant’s common stock available for grant and issuance under the 2018 Plan and available for issuance under the 2018 ESPP increased by 7,358,376 and 1,471,675 shares, respectively. This Registration Statement registers such additional shares of the Registrant’s common stock, which were available for grant and issuance under the 2018 Plan and available for issuance under the 2018 ESPP pursuant to the Evergreen Provisions as of August 1, 2023.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023, (the "Annual Report"), filed with the Commission on September 14, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and
(3)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38413) filed with the Commission on March 5, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.  Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Form of common stock certificate of the Registrant	S-1	333-223072	4.2	2/16/2018
4.2+	Fiscal Year 2018 Equity Incentive Plan and related form agreements	10-K	001-38413	10.2	9/18/2019
4.3+	Fiscal Year 2018 Employee Stock Purchase Plan and related form agreements	S-1/A	333-223072	10.3	3/13/2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)
107.1	Filing Fee Table
+ Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 14, 2023.

ZSCALER, INC.

By:	/s/ Jagtar Chaudhry
Jagtar Chaudhry
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jagtar Chaudhry and Remo Canessa, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jagtar Chaudhry	Chief Executive Officer and	September 14, 2023
Jagtar Chaudhry	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Remo Canessa	Chief Financial Officer	September 14, 2023
Remo Canessa	(Principal Accounting and Financial Officer)

/s/ Karen Blasing	Director	September 14, 2023
Karen Blasing

/s/ Andrew Brown	Director	September 14, 2023
Andrew Brown

/s/ Scott Darling	Director	September 14, 2023
Scott Darling

/s/ Charles Giancarlo	Director	September 14, 2023
Charles Giancarlo

/s/ Eileen Naughton	Director	September 14, 2023
Eileen Naughton

/s/ David Schneider	Director	September 14, 2023
David Schneider

/s/ Amit Sinha	Director	September 14, 2023
Amit Sinha